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                                                                     EXHIBIT 4-B
                                                                     -----------

                              HARTMARX CORPORATION

                     12 1/2% Senior Unsecured Notes due 2003

                                    INDENTURE

                          Dated as of January 16, 2002

                         Bank One, Columbus, NA, Trustee

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I      Definitions and Incorporation by Reference..................   1
Section 1.1       Definitions..............................................   1
Section 1.2       Other Definitions........................................  14
Section 1.3       Incorporation by Reference of Trust Indenture Act........  14
Section 1.4       Rules of Construction....................................  15

ARTICLE II     The Securities..............................................  16
Section 2.1       Form and Dating..........................................  16
Section 2.2       Execution and Authentication.............................  16
Section 2.3       Registrar and Paying Agent...............................  17
Section 2.4       Paying Agent to Hold Money in Trust......................  18
Section 2.5       Securityholder Lists.....................................  18
Section 2.6       Transfer and Exchange....................................  18
Section 2.7       Replacement Securities...................................  19
Section 2.8       Outstanding Securities...................................  19
Section 2.9       Temporary Securities.....................................  20
Section 2.10      Cancellation.............................................  20
Section 2.11      Defaulted Interest.......................................  20

ARTICLE III    Redemption..................................................  21
Section 3.1       Notices to Trustee.......................................  21
Section 3.2       Selection of Securities to Be Redeemed...................  21
Section 3.3       Notice of Redemption.....................................  21
Section 3.4       Effect of Notice of Redemption...........................  22
Section 3.5       Deposit of Redemption Price..............................  23
Section 3.6       Securities Redeemed in Part..............................  23

ARTICLE IV     Covenants...................................................  23
Section 4.1       Payment of Securities....................................  23
Section 4.2       SEC Reports..............................................  23
Section 4.3       Limitation on Debt.......................................  24
Section 4.4       Limitation on Debt and Preferred Stock of Subsidiaries...  26
Section 4.5       Limitation on Restricted Payments........................  28

                                       i

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Section 4.6       Limitation on Restrictions on Distributions from
                  Subsidiaries.............................................  32
Section 4.7       Limitation on Sales of Assets and Subsidiary Stock.......  34
Section 4.8       Limitation on Transactions with Affiliates...............  38
Section 4.9       Change of Control........................................  38
Section 4.10      Compliance Certificate...................................  40

ARTICLE V      Successor Company...........................................  40
Section 5.1       When Company May Merge or Transfer Assets................  40

ARTICLE VI     Defaults and Remedies.......................................  41
Section 6.1       Events of Default........................................  41
Section 6.2       Acceleration.............................................  44
Section 6.3       Other Remedies...........................................  44
Section 6.4       Waiver of Past Defaults..................................  45
Section 6.5       Control by Majority......................................  45
Section 6.6       Limitation on Suits......................................  45
Section 6.7       Rights of Holders to Receive Payment.....................  46
Section 6.8       Collection Suit by Trustee...............................  46
Section 6.9       Trustee May File Proofs of Claim.........................  46
Section 6.10      Priorities...............................................  47
Section 6.11      Undertaking for Costs....................................  47
Section 6.12      Waiver of Stay or Extension Laws.........................  47

ARTICLE VII    Trustee.....................................................  48
Section 7.1       Duties of Trustee........................................  48
Section 7.2       Rights of Trustee........................................  49
Section 7.3       Individual Rights of Trustee.............................  50
Section 7.4       Trustee's Disclaimer.....................................  50
Section 7.5       Notice of Defaults.......................................  50
Section 7.6       Reports by Trustee to Holders............................  50
Section 7.7       Compensation and Indemnity...............................  51
Section 7.8       Replacement of Trustee...................................  52
Section 7.9       Successor Trustee by Merger..............................  53
Section 7.10      Eligibility; Disqualification............................  53
Section 7.11      Preferential Collection of Claims Against Company........  53

                                       ii

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ARTICLE VIII   Discharge of Indenture; Defeasance..........................  53
Section 8.1       Discharge of Liability on Securities; Defeasance.........  54
Section 8.2       Conditions to Defeasance.................................  55
Section 8.3       Application of Trust Money...............................  56
Section 8.4       Repayment to Company.....................................  57
Section 8.5       Indemnity for Government Obligations.....................  57
Section 8.6       Reinstatement............................................  57

ARTICLE IX     Amendments..................................................  57
Section 9.1       Without Consent of Holders...............................  57
Section 9.2       With Consent of Holders..................................  58
Section 9.3       Compliance with Trust Indenture Act......................  60
Section 9.4       Revocation and Effect of Consents and Waivers............  60
Section 9.5       Notation on or Exchange of Securities....................  60
Section 9.6       Trustee to Sign Amendments...............................  61
Section 9.7       Payment for Consent......................................  61

ARTICLE X      Subordination...............................................  61
Section 10.1      Agreement to Subordinate.................................  61
Section 10.2      Liquidation, Dissolution, Bankruptcy.....................  61
Section 10.3      Default on Senior Debt...................................  62
Section 10.4      Acceleration of Payment of Securities....................  63
Section 10.5      When Distribution Must Be Paid Over......................  63
Section 10.6      Payment Permitted If No Default..........................  64
Section 10.7      Subrogation..............................................  64
Section 10.8      Relative Rights..........................................  64
Section 10.9      Subordination May Not Be Impaired by Company.............  65
Section 10.10     Rights of Trustee and Paying Agent.......................  65
Section 10.11     Distribution or Notice to Representative.................  65
Section 10.12     Article 10 Not to Prevent Events of Default or Limit
                  Right to Accelerate......................................  66
Section 10.13     Trustee Not Fiduciary for Holders of Senior Debt.........  66
Section 10.14     Trust Monies Not Subordinated............................  66
Section 10.15     Trustee Entitled to Rely.................................  66
Section 10.16     Trustee to Effectuate Subordination......................  67
Section 10.17     Reliance by Holders of Senior Debt on Subordination
                  Provisions...............................................  67

ARTICLE XI     Miscellaneous...............................................  67
                                      iii

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Section 11.1      Trust Indenture Act Controls.............................  67
Section 11.2      Notices..................................................  68
Section 11.3      Communication by Holders with Other Holders..............  68
Section 11.4      Certificate and Opinion as to Conditions Precedent.......  69
Section 11.5      Statements Required in Certificate or Opinion............  69
Section 11.6      When Securities Disregarded..............................  70
Section 11.7      Rules by Trustee, Paying Agent and Registrar.............  70
Section 11.8      Legal Holidays...........................................  70
Section 11.9      Governing Law............................................  70
Section 11.10     No Recourse Against Others...............................  70
Section 11.11     Successors...............................................  70
Section 11.12     Multiple Originals.......................................  71
Section 11.13     Table of Contents; Headings..............................  71

EXHIBIT A -- Form of Security
                                       iv

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                  INDENTURE dated as of January 16, 2002, between HARTMARX
CORPORATION, a Delaware corporation, and Bank One, Columbus, NA, a national banking association, as Trustee.

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 12 1/2% Senior Unsecured Notes due 2003:

                                    ARTICLE I

                   Definitions and Incorporation by Reference

                   Section 1.1       Definitions.
                                     -----------

                  "Affiliate" of any specified person means (i) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (ii) any other person who is a director or officer (A) of such specified person, (B) of any subsidiary of such specified person or (C) of any person described in clause (i) above. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, other than (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of property or assets in the ordinary course of business, (iii) a disposition of obsolete or worn-out assets in the ordinary course of business, (iv) a disposition subject to Section 4.5 and (v) a disposition of receivables pursuant to an accounts receivable financing facility.

                  "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the date of each successive scheduled principal payment of such Debt or redemption payment on such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bank Debt" means any and all amounts payable under or in respect of the Credit Facility, including any and all amounts payable in respect of letters of credit and Interest Rate Protection Agreements included in the obligations under the Credit Facility, and all documents, instruments and agreements executed in connection with the Credit Facility (and any other agreement or agreements which refinances or replaces the Credit Facility in whole or in part), as amended from time to time, including principal, premium (if any), interest, fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof including, without limitation, any and all of the foregoing amounts arising before or after any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for such amounts is allowed, avoided or subordinated in such proceedings.

                  "Bank Guarantee" means, for any Subsidiary, the guarantee by such Subsidiary of the Bank Debt and any other Debt of any Subsidiary which Debt, directly or indirectly, guaranties or secures any Bank Debt.

                  "Board of Directors" means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligations" of a person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with generally accepted accounting principles. The amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock.

                  "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (within the meaning of
Section 13(d) of the Exchange Act), together with any Affiliates or Associates (as defined in Rule 14a-1 of the Exchange Act) thereof, is or becomes the "beneficial owner" (as defined in
                                       2

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Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of equity securities entitled to vote in the election of directors of the Company; (ii) liquidation or dissolution of the Company; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office. A Change of Control will be deemed to have occurred if an event described in any of the foregoing clauses
(i), (ii) or (iii) has occurred, regardless of whether one of the events in any of the other clauses has also occurred.

                  "Company" means Hartmarx Corporation, a Delaware corporation, until a successor replaces it in accordance with the terms hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated EBITDA Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the Reference Period to (ii) Consolidated Interest Expense for the Reference Period; provided, however, that (1) if the Company or any Subsidiary has issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an issuance of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been issued on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if any such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the

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Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Debt after such sale),
(3) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an Investment in any Subsidiary (or any person which becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Debt), as if such Investment or acquisition occurred on the first day of such period, and (4) if since the beginning of such period any person that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt to the extent that the remaining term of such Interest Rate Protection Agreement exceeds 12 months).

                  "Consolidated Interest Expense" means, for any period and without duplication, the total interest expense of the Company and its consolidated Subsidiaries, including (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost (except to the extent incurred in connection with the issuance of the Securities), (iii) capitalized interest, (iv) non-cash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Interest Rate Protection Agreements (including amortization of fees), (vii) Preferred

Stock dividends in respect of all Preferred Stock held by persons other than the Company or a Wholly Owned Subsidiary, (viii) interest incurred in connection with investments in discontinued operations and (ix) interest actually paid by the Company or any of its consolidated subsidiaries under any guarantee of Debt or any other obligation of any other person.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income or loss of any person if such person is not a Subsidiary, except that the Company's equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (iii) below); (ii) any net income of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any person; or (v) the cumulative effect of a change in accounting principles.

                  "Consolidated Net Worth" of any person means the total amounts shown on the balance sheet of such person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recent fiscal quarter of such person ending at least 45 days prior to (or, if earlier, the date on which the Company files a quarterly or annual periodic report under the Exchange Act with the Commission which includes consolidated financial statements including such quarter) the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such person plus
(ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit,
(B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock.

                  "Credit Facility" means the Amended and Restated Credit Agreement, dated as of August 18, 1999, among the Company and certain financial institutions named therein as Lenders and General Electric Capital Corporation, as Managing Agent, as amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time.

                  "Debt" of any person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable; (ii) all Capital Lease Obligations of such person; (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable and other accrued expenses arising in the ordinary course of business); (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Redeemable Stock or Exchangeable Stock (but excluding any accrued dividends); (vi) all obligations of the type referred to in clauses
(i) through (v) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Senior Debt" means the Bank Debt.

                  "EBITDA" for any period means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Dispositions), plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash charges (excluding any such non-cash charge constituting an extraordinary item of loss or any non-cash charge which requires an accrual of or a reserve for cash charges for any future period).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

                  "Exchangeable Stock" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock).

                  "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Debt or other obligation of any person and any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

                  "Indenture" means this indenture as amended or supplemented from time to time.

                  "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

                  "Investment" in any person means any loan or advance to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such person. Any subsequent issuance or transfer of any Capital Stock that results in a Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary shall not be deemed to constitute the making of a new Investment by the Company to the extent of the Company's then outstanding Investments therein, except with respect to that portion of such Investment that was made in connection with or otherwise in anticipation of such issuance or transfer.

                  "issue" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary.

                  "Lien" means any mortgage, pledge, security interest, lien, conditional sale or other title retention agreement.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Debt or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, all federal, state, provincial, foreign and local taxes paid or required to be accrued as a liability under generally accepted accounting principles as a consequence of such Asset Disposition, and in each case net of all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition.

                  "Net Proceeds," with respect to any issuance or sale of Capital Stock, means the aggregate proceeds of such issuance or sale including the fair market value of property other than cash (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Nonconvertible Capital Stock" means, with respect to any corporation, any nonconvertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into nonconvertible common stock of such corporation; provided, however, that Nonconvertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

                  "Nonrecourse Debt" means Debt or that portion of Debt (i) as to which neither the Company nor its Subsidiaries (other than a Nonrecourse Subsidiary) (A) provide credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) directly or indirectly liable or
(C) constitute the lender and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against a Nonrecourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or its Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "Nonrecourse Subsidiary" means a Subsidiary which (i) has not acquired any assets (other than cash) directly or indirectly from the Company or any Subsidiary, (ii) only owns properties acquired after the date of this Indenture and (iii) has no Debt other than Nonrecourse Debt.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Investments" shall mean (i) short-term obligations of, or fully guaranteed by, the United States of America; (ii) commercial paper rated A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc.; (iii) deposit accounts maintained in the ordinary course of business at a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000; (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital, surplus and undivided profits aggregating in excess of $500,000,000; (v) deposits maintained as cash collateral with banks and financial institutions providing cash management services to the Company or its Wholly Owned Subsidiaries having an aggregate value which is at all times less than $4,000,000; (vi) the receipt of notes or other Investments by the Company or any Subsidiary in settlement of delinquent or defaulted accounts or notes receivable; and (vii) deposit accounts maintained by the Company or Subsidiaries under the terms of the Bank Debt. Notwithstanding the foregoing, the Investments described in clauses (i), (ii) and (iv) above shall constitute Permitted Investments only to the extent such Investments mature within 90 days of the date of acquisition thereof.

                  "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "Reference Period," with respect to any computation of the Consolidated EBITDA Coverage Ratio, means the most recent four consecutive fiscal quarters ending at least 45 days prior to (or, if earlier, the date on which the Company files a quarterly or annual periodic report under the Exchange Act with the Commission which includes consolidated financial statements including the most recent such quarter) the date of determination of the Consolidated EBITDA Coverage Ratio.

                  "Reorganization Securities" means shares of stock of the Company, or its successor, as reorganized, or other equity or debt securities of the Company or any other person provided for by a plan of reorganization, the payment of which is subordinated, at least to the same extent as the Securities, to the payment of all Senior Debt which may at the time be outstanding and the principal of which is due no earlier than the principal of the Securities; provided that the legal, equitable and contractual rights of the holders of the Senior Debt are not impaired thereby or the holders of the Senior Debt, or their agents or representatives, as the case may be, shall have approved such plan of reorganization.

                  "Representative" means the trustee, agent or representative (if any) for an issue of Senior Debt.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Debt" means any Debt of the Company secured by a Lien.

                  "Securities" means the Company's 12 1/2% Senior Unsecured Notes due 2003 issued under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

                  "Senior Debt" means all Bank Debt. Senior Debt will not be deemed to include the portion of any Debt issued in violation of Section 4.3.

                  "Senior Unsecured Debt" means the Securities and any other indebtedness, guarantee or obligation of the Company that specifically provides that such indebtedness, guarantee or obligation is to rank pari passu with other Senior Unsecured Debt of the Company and is not subordinated by its terms to any indebtedness, guarantee or obligation of the Company which is not Senior Debt.

                  "Significant Subsidiary" means (i) any domestic Subsidiary of the Company which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 3% of the Company's total assets on a consolidated basis as of such date or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 3% of the Company's total revenues on a consolidated basis for such period (each such determination being made in accordance with generally accepted accounting principles), (ii) any foreign Subsidiary of the Company which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period (each such determination being made in accordance with generally accepted accounting principles) or (iii) any Subsidiary of the Company which, if merged with all Defaulting Subsidiaries of the Company, would at the time of determination either (A) have had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, would have constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which would have constituted at least 10% of the Company's total revenues on a consolidated basis for such period (each such determination being made in accordance with generally accepted accounting principles). "Defaulting Subsidiary" means any Subsidiary of the Company (other than a Nonrecourse Subsidiary) with respect to which an event described under clause (5), (6), (7) or (8) of Section 6.1 has occurred and is continuing.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligation" means any Debt of the Company (whether outstanding on the date hereof or hereafter incurred) which is subordinate or junior in right of payment to the Securities.

                  "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital

Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries.

                  "Tangible Property" means all land, buildings, machinery and equipment and leasehold interests and improvements which would be reflected on a balance sheet of the Company prepared in accordance with generally accepted accounting principles, excluding (i) all such tangible property located outside the United States of America, (ii) all rights, contracts and other intangible assets of any nature whatsoever and (iii) all inventories and other current assets.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss.77aaa-77bbbb), as in effect from time to time.

                  "Trustee" means Bank One, Columbus, NA, a national banking association, as trustee under the Indenture, until a successor replaces it in accordance with the terms hereof and, thereafter, means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                   Section 1.2       Other Definitions.
                                     -----------------

                                                                         Defined
Term                                                                  in Section
----                                                                  ----------
"Bankruptcy Law" ............................................................6.1
"covenant defeasance option" .............................................8.1(b)
"Custodian" .................................................................6.1
"Event of Default" ..........................................................6.1
"legal defeasance option" ................................................8.1(b)
"Legal Holiday" ............................................................11.8
"Offer" ..................................................................4.7(b)
"Offer Amount" ...........................................................4.7(c)
"Offer Period" ...........................................................4.7(c)
"pay the Securities" .......................................................10.3
"Paying Agent" ..............................................................2.3
"Payment Blockage Period" ..................................................10.3
"Payment Notice" ...........................................................10.3
"Purchase Date" ..........................................................4.7(c)
"Registrar" .................................................................2.3
"Restricted Payment" ........................................................4.5

                   Section 1.3       Incorporation by Reference of Trust
                                     -----------------------------------
Indenture Act. Whenever this Indenture refers to a provision of the TIA, the
--------------
provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                   Section 1.4 Rules of Construction. Unless the context otherwise requires:

                          (1)      a term has the meaning assigned to it;

                          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                          (3)      "or" is not exclusive;

                          (4)      "including" means including, without
     limitation;

                          (5) words in the singular include the plural and words in the plural include the singular;

                          (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

                          (7) the principal amount of any noninterest-bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with generally accepted accounting principles and accretion of principal on such security shall be deemed to be the issuance of Debt; and

                          (8) the principal amount of any Redeemable Stock shall be (i) the maximum liquidation value of such Redeemable Stock or
     (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Redeemable Stock, whichever is greater.

                                   ARTICLE II

                                 The Securities

                   Section 2.1 Form and Dating. The Securities and the Trustee's
                               ---------------
certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

                   Section 2.2 Execution and Authentication. Two Officers shall
                               -----------------------------
sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of not more than $35,000,000, upon a written order of the Company signed by two officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.7.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

                   Section 2.3 Registrar and Paying Agent. The Company shall
                               --------------------------
maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Subsidiary or Affiliate may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                   Section 2.4 Paying Agent to Hold Money in Trust. Prior to
                               -----------------------------------
each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.


Section 2.5 Securityholder Lists. The Trustee shall preserve in as current a
            --------------------
form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least ten Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.6 Transfer and Exchange. The Securities shall be issued in registered
            ---------------------
form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) (or any successor provision) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any exchange pursuant to Section 2.9, 3.6 or 9.5. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.


                  Section 2.7 Replacement Securities. If a mutilated Security is
                              ----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 (or any successor provision) of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an obligation of the Company.

                  Section 2.8 Outstanding Securities. Securities outstanding at
                              ----------------------
any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser. In such an event, the replacement securities will not be deemed outstanding and not entitled to any rights hereunder.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding for all purposes of this Indenture and interest on them ceases to accrue.

                  Section 2.9 Temporary Securities. Until definitive Securities
                              --------------------
are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  Section 2.10 Cancellation. The Company at any time may deliver
                               ------------
Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver cancelled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  Section 2.11 Defaulted Interest. If the Company defaults in a
                               ------------------
payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest, to the extent lawful, at the rate borne by the Securities) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Trustee, in consultation with the Company, shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                                   ARTICLE III

                                   Redemption

                  Section 3.1 Notices to Trustee. If the Company elects to
                              ------------------
redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

                  Section 3.2 Selection of Securities to Be Redeemed. If fewer
                              --------------------------------------
than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  Section 3.3 Notice of Redemption. At least 30 days but not
                              --------------------
more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                           (1) the redemption date;

                           (2) the redemption price;

                           (3) the name and address of the Paying Agent;

                           (4) that Securities called for redemption must be
                  surrendered to the Paying Agent to collect the redemption price;

                           (5) if fewer than all the outstanding securities are
                  to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                           (6) that, unless the Company defaults in making such
                  redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                           (7) the paragraph of the Securities pursuant to which
                  the Securities called for redemption are being redeemed.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  Section 3.4 Effect of Notice of Redemption. Once notice of
                              ------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  Section 3.5 Deposit of Redemption Price. Prior to the
                              ---------------------------
redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  Section 3.6 Securities Redeemed in Part. On the redemption
                              ---------------------------
date, upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    Covenants

                  Section 4.1 Payment of Securities. The Company shall promptly
                              ---------------------
pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholder on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  Section 4.2 SEC Reports. The Company shall file with the
                              -----------
Trustee and provide Securityholders, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Sections 13 and 15(d) of the Exchange Act as long as the Securities remain outstanding. The Company also shall comply with the other provisions of TIA ss. 314(a).

                  Section 4.3 Limitation on Debt.
                              ------------------

                           (a) The Company shall not issue, directly or
indirectly, any Debt unless the Consolidated EBITDA Coverage Ratio (as shown by a consolidated pro forma income statement of the Company and its consolidated subsidiaries for the Reference Period after giving effect to (i) the issuance of such Debt and (if applicable) the application of the net proceeds thereof to refinance other Debt as if such Debt was issued and the application of such proceeds occurred at the beginning of the Reference Period, (ii) the issuance and retirement of any other Debt since the last day of the most recent fiscal quarter covered by such income statement as if such Debt was issued or retired at the beginning of the Reference Period and (iii) the acquisition or disposition of any company or business acquired or disposed of by the Company since the first day of the Reference Period, including any acquisition or disposition which will be consummated substantially contemporaneously with the issuance of such Debt, as if such acquisition or disposition occurred at the beginning of the Reference Period) exceeds 2.0 to 1.0.

                           (b) Notwithstanding Section 4.3(a), the Company may
issue the following Debt:


                                    (1) Debt issued pursuant to the Credit
         Facility or any agreement or agreements which refinance or replace the Credit Facility, in whole or in part, but only to the extent that the aggregate of all Debt issued or issuable by the Company under all such refinancing agreements does not exceed the greater of (A) $215,000,000 and (B) the sum of (x) 65% of the book value of the inventory of the Company and its Wholly Owned Subsidiaries (other than Nonrecourse Subsidiaries) and (y) 85% of the book value of the accounts receivable of the Company and its Wholly Owned Subsidiaries (other than Nonrecourse Subsidiaries), in each case as determined in accordance with generally accepted accounting principles (such sum of (x) and (y) is referred to herein as the "Borrowing Base");

                                    (2) Debt under Capital Lease Obligations
         which does not exceed $10,000,000 in the aggregate (less the amount of any Debt under Capital Lease Obligations of any Subsidiary then outstanding and incurred pursuant to clause (2) of Section 4.4).

                                    (3) Debt owed to and held by a Wholly Owned
         Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Debt by such Wholly Owned Subsidiary (other than to a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt by the Company;

                                    (4) the Securities and Debt issued in
         exchange for, or the proceeds of which are used to refund or refinance, any Debt permitted by this clause (4); provided, however, that (i) the principal amount of the Debt so issued shall not exceed the principal amount of the Debt being exchanged, refunded or refinanced plus an amount no greater than any prepayment premium due under the terms of the Debt being exchanged, refunded or refinanced and fees, costs and expenses of issuance of the Debt so issued and (ii) either (x) the Debt so issued shall not mature prior to the earlier of (A) the Stated Maturity of the Debt being exchanged, refunded or refinanced and (B) the first anniversary of the Stated Maturity of the Securities or (y) the portion, if any, of the Debt so issued that is scheduled to mature on or prior to the Stated maturity of the Securities has a weighted average life to maturity at the time such Debt is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Debt being exchanged, refunded or refinanced that is scheduled to mature on or prior to the Stated Maturity of the Securities;

                                    (5) Debt (other than Debt described in
         clause (1), (2), (3) or (4) of this Section) outstanding on the date on which the Securities were originally issued and Debt issued in exchange for, or the proceeds of which are used to refund or refinance, any Debt permitted by this clause (5); provided, however, that (i) the principal amount of the Debt so issued shall not exceed the principal amount of the Debt being exchanged, refunded or refinanced plus an amount no greater than any prepayment premium due under the terms of the Debt being exchanged, refunded or refinanced and fees, costs and expenses of issuance of the Debt so issued and (ii) either (x) the Debt so issued shall not mature prior to the earlier of (A) the Stated Maturity of the Debt being exchanged, refunded or refinanced and (B) the first anniversary of the Stated Maturity of the Securities or (y) the portion, if any, of the Debt so issued that is scheduled to mature on or prior to the Stated Maturity of the Securities has a weighted average life to maturity at the time such Debt is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Debt being exchanged, refunded or refinanced that is scheduled to mature on or prior to the Stated Maturity of the Securities; and

                                    (6) Debt in an aggregate principal amount
         which, together with all other Debt of the Company then outstanding (other than Debt permitted by clauses (1) through (5) of this Section and in Section 4.3(a)) does not exceed $20,000,000 (less the amount of any Subsidiary Debt or Preferred Stock then outstanding and incurred pursuant to clause (7) of Section 4.4).


                           (c) Notwithstanding Sections 4.3(a) and 4.3(b), the
Company shall not issue any Debt (i) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Debt shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations or (ii) if such Debt is subordinate or junior in ranking in any respect to any Senior Debt unless such Debt is Senior Unsecured Debt or is expressly subordinated in right of payment to Senior Unsecured Debt. In addition, the Company shall not issue any Secured Debt which is not Senior Debt unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Secured Debt for so long as such Secured Debt is secured by a Lien. For purposes of the preceding sentence, the granting of liquidation or other preferences by the holders of Senior Debt to providers of trade credit to the Company or any Subsidiary shall not render such trade credit Secured Debt.

                  Section 4.4 Limitation on Debt and Preferred Stock of
                              -----------------------------------------
Subsidiaries. The Company shall not permit any Subsidiary to issue, directly or
------------
indirectly, any Debt or Preferred Stock except:

                                     (1) (i) any Bank Guarantee, (ii) any
         guarantee by a Subsidiary of any Senior Debt permitted to be issued pursuant to Section 4.3 and (iii) Debt or Preferred Stock issued to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Debt or Preferred Stock (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt or Preferred Stock by the issuer thereof;

                                     (2) Debt under Capital Lease Obligations
         which does not exceed $10,000,000 in the aggregate (less the amount of any Debt under Capital Lease Obligations then outstanding and incurred pursuant to Section 4.3(b)(2);

                                     (3) Debt or Preferred Stock of a Subsidiary
         issued and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt or Preferred Stock issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company);

                                     (4) Debt or Preferred Stock issued and
         outstanding on or prior to the date on which the Securities were originally issued (other than Debt or Preferred Stock described in clause (1), (2) or (3) of this Section);

                                     (5) Debt or Preferred Stock issued in
         exchange for, or the proceeds of which are used to refund or refinance, Debt or Preferred Stock referred to in clause (2), (3) or (4) of this Section; provided, however, that (i) the principal amount or liquidation value of such Debt or Preferred Stock so issued shall not exceed the principal amount or liquidation value of the Debt or Preferred Stock so refunded or refinanced plus an amount no greater than any prepayment premium due under the terms of the Debt or Preferred Stock so refunded or refinanced and reasonable expenses of issuance of the Debt or Preferred Stock so issued and (ii) either (x) the Debt or Preferred Stock so issued shall not mature prior to the earlier of (A) the Stated Maturity of the Debt or Preferred Stock being exchanged, refunded or refinanced and (B) the first anniversary of the Stated Maturity of the Securities or (y) the portion, if any, of the Debt or Preferred Stock so issued that is scheduled to mature on or prior to the Stated Maturity of the Securities has a weighted average life to maturity at the time such Debt or Preferred Stock is incurred or issued that is equal to or greater than the weighted average life to maturity of the portion of the Debt or Preferred Stock being exchanged, refunded or refinanced that is scheduled to mature on or prior to the Stated Maturity of the Securities;

                                     (6) Nonrecourse Debt of a Nonrecourse
         Subsidiary issued after the date of this Indenture to finance the acquisition of new assets acquired by the Company or its Subsidiaries after such date; provided, however, that if any such debt thereafter ceases to be Nonrecourse Debt of a Nonrecourse Subsidiary, then such event will be deemed to constitute the issuance of such Debt by the issuer thereof; and

                                     (7) Debt and Preferred Stock in an
         aggregate principal amount which, together with all other Debt and Preferred Stock of Subsidiaries then outstanding (other than Debt or Preferred Stock permitted by clauses (1) through (6) of this Section) does not exceed $20,000,000 (less the amount of any Debt then outstanding and incurred pursuant to Section 4.3(b)(6).

                  Section 4.5 Limitation on Restricted Payments.
                              ---------------------------------

                           (a) The Company shall not, and shall not permit any
Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any distribution in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Nonconvertible Capital Stock or in options, warrants or other rights to purchase its Nonconvertible Capital Stock and except dividends or distributions payable to the Company or a Subsidiary which is not a Nonrecourse Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, a Subsidiary or any direct or indirect parent of the Company, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Affiliate of the Company or person, other than a Wholly Owned Subsidiary which is not a Nonrecourse Subsidiary or a person which will become a Wholly Owned Subsidiary which is not a Nonrecourse Subsidiary as a result of any such Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being hereinafter referred to as a "Restricted Payment") if at the time the Company or such Subsidiary makes such Restricted Payment:

                                     (1) a Default shall have occurred and be
         continuing (or would result therefrom);

                                     (2) the Company is not able to issue $1.00
         of additional Debt in accordance with the provisions of Section 4.3(a); or

                                     (3) the aggregate amount of such Restricted
         Payment and all other Restricted Payments since the date on which the Securities were originally issued would exceed the sum of


                                               (A) 50% of the Consolidated Net
                  Income accrued during the period (treated as one accounting period) from March 1, 1994 to the end of the most recent fiscal quarter ending at least 45 days prior to (or, if earlier, the date on which the Company files a quarterly or annual periodic report under the Exchange Act with the Commission which includes consolidated financial statements including such quarter) the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                                               (B) the aggregate Net Proceeds
                  received by the Company from the issue or sale of, or as a capital contribution in respect of, its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the date on which the Securities were originally issued (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust);

                                               (C) the aggregate Net Proceeds
                  received by the Company from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) to an employee stock ownership plan on or after March 1, 1994, but (if such employee stock ownership plan incurs any Debt) only to the extent that any such proceeds are equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan with respect to Debt incurred by it to finance the purchase of such Capital Stock; and

                                               (D) the amount by which Debt of
                  the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the date on which the Securities were originally issued of any Debt of the Company convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange).

                           (b) The provisions of Section 4.5(a) shall not
prohibit:

                                     (i) any purchase or redemption of Capital
         Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Proceeds from such sale shall be excluded from clauses (3)(b) and (3)(c) of Section 4.5(a);

                                     (ii) any purchase or redemption of
         Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Debt of the Company; provided, however, that such Debt (A) shall be subordinated to the Securities and shall be subordinated to Senior Debt and Senior Unsecured Debt to at least the same extent as the Subordinated Obligations so exchanged, purchased or redeemed and (B) either (x) shall not mature prior to the earlier of (1) the Stated Maturity of the Subordinated Obligations so exchanged, purchased or redeemed and (2) the first anniversary of the Stated Maturity of the Securities or (y) the portion, if any, of the Debt that is scheduled to mature on or prior to the Stated Maturity of the Securities has a weighted average life to maturity at the time such Debt is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Subordinated Obligations being exchanged, purchased or redeemed that is scheduled to mature on or prior to the Stated Maturity of the Securities; provided further, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                                     (iii) any purchase or redemption of
         Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.7; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                                     (iv) dividends paid within 60 days after
         the date of declaration thereof if at such date of declaration such dividend would have complied with this Section; provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                                     (v) the redemption by the Company of any
         rights to purchase Capital Stock of the Company which rights were issued pursuant to the Amended and Restated Rights Agreement, dated as of April 13, 2000, as amended, for an amount not to exceed on a per right basis the redemption price of such right at the date of the Indenture, as adjusted for stock dividends and similar transactions; provided, however, that such redemption shall be included in the calculation of the amount of Restricted Payments;

                                     (vi) the purchase, redemption, acquisition,
         cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan approved by the Board of Directors or a committee thereof or under any other agreement approved by the Board of Directors or a committee thereof under which such shares of stock or related rights were issued; provided, however, that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or related rights after the date of the Indenture does not exceed $2,500,000 in any fiscal year or $1,000,000 payable to any individual in any fiscal year; provided further, however, that all such payments shall be included in the calculation of the amount of Restricted Payments; and

                                     (vii) loans or advances to officers,
         directors and employees of the Company and its Subsidiaries made after the date of this Indenture in the ordinary course of business consistent with past practices for the advancement of travel and other normal business expenses or relocation expenses; provided, however, that such loans and advances shall be excluded from the calculation of the amount of Restricted Payments.

                  Section 4.6 Limitation on Restrictions on Distributions from Subsidiaries. The Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

                                     (1) any encumbrance or restriction pursuant
         to an agreement in effect at or entered into on the date on which the Securities were originally issued;

                                     (2) any encumbrance or restriction with
         respect to a Subsidiary pursuant to an agreement relating to any Debt issued by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary or was acquired by the Company (other than Debt issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and outstanding on such date;
                                     (3) any encumbrance or restriction pursuant
         to an agreement effecting a refinancing of Debt issued pursuant to an agreement referred to in clause (1) or (2) of this Section or contained in any amendment to an agreement referred to in clause (1) or (2) of this Section; provided however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the holders of the Securities than encumbrances and restrictions contained in such prior agreements;

                                     (4) any such encumbrance or restriction
         consisting of customary nonassignment provisions in leases, licenses or other contractual obligations governing leasehold interests, licenses or contractual rights and entered into in the ordinary course of business consistent with past practices to the extent such provisions restrict the transfer of the lease, license or contractual rights or of customary restrictions on transfer of assets or business and interim conduct of business entered into in contracts providing for the disposition of such assets or business;

                                     (5) in the case of clause (iii) above,
         restrictions contained in agreements relating to purchase money financing arrangements of Subsidiaries or contained in security agreements securing Debt of the Company or a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such purchase money financing arrangements or security agreements; and

                                     (6) encumbrances or restrictions on
         Nonrecourse Debt of a Nonrecourse Subsidiary.

Section 4.7      Limitation on Sales of Assets and Subsidiary Stock.
                  --------------------------------------------------

                           (a) The Company shall not, and shall not permit any
Subsidiary to, make any Asset Disposition unless (i) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition and, to the extent that the proceeds of such Asset Dispositions exceed $5,000,000 in any 12-month period, at least 75% of the consideration thereof received by the Company or such Subsidiary is in the form of cash or cash equivalents or the assumption of Debt of the Company or other obligations relating to such assets and release from all liability on the Debt or other obligations assumed and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Debt) to prepay, repay or purchase Senior Debt or Debt (other than any Redeemable Stock) of a Wholly Owned Subsidiary (in each case other than Debt owed to the Company or an Affiliate of the Company) within 60 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Company's election, to the investment by the Company or any Wholly Owned Subsidiary in assets to replace the assets that were the subject of such Asset Disposition or an asset that (as determined by the Board of Directors) will be used in the business of the Company and the Wholly Owned Subsidiaries existing on the date of the original issuance of the Securities or in business reasonably related thereto, in each case within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application and in accordance with clauses (A) and (B), to make an Offer to purchase Securities pursuant to and subject to the condition of Section 4.7(b), and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to (x) any investment in the business or operations of the Company or any Wholly Owned Subsidiary or (y) the prepayment, repayment or purchase of Debt (other than any Redeemable Stock) of the Company or Debt of any Subsidiary (other than Debt owed to the Company or an Affiliate of the Company), in each case within one year from the later of the receipt of such Net Available Cash and the date the Offer described in Section 4.7(b) is consummated; provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (A) or (D) above, the Company shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided, further, that the Company shall not be required to reduce the loan commitment pursuant to clause
(A) below the greater of (x) $215,000,000 and (y) the Borrowing Base after giving effect to the transaction giving rise to the obligations under this
Section 4.7(a). Notwithstanding the foregoing provisions of this Section, (i) the Company and the Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section exceeds $10,000,000, and (ii) the Company and the Subsidiaries shall not be required to receive any minimum amount of cash consideration in the event of a sale of all or substantially all of the assets or stock of any Subsidiary of the Company which is or has been a Subsidiary of the Company prior to the date hereof, the revenues of which are derived primarily from the direct retail sale of apparel. Pending application of Net Available Cash pursuant to this Section, such Net Available Cash shall be invested in Permitted Investments of the type specified in clause (i) or (ii) of the definition of Permitted Investments.

                           (b) In the event of an Asset Disposition that
requires the purchase of Securities pursuant to Section 4.7(a)(ii)(C), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued interest to the Purchase Date in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.7(c). If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with Section 4.7(a)(ii)(D).

The Company shall not be required to make an Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in Section 4.7(a)(ii)(A) and (B)) is less than $5,000,000 for any particular Asset Disposition (which lesser amounts shall not be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                           (c) (1) Promptly, and in any event within one year
after the later of the date of each Asset Disposition as to which the Company must make an Offer or the receipt of Net Available Cash therefrom, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such(3) Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (4).

                                     (2) Not later than the date upon which
         written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"),
         (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.7(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period.

                                     (3) Holders electing to have a Security
         purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least ten Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                                     (4) At the time the Company delivers
         Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                           (d) The Company shall comply, to the extent
applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  Section 4.8 Limitation on Transactions with Affiliates. The
                              ------------------------------------------
Company shall not, and shall not permit any Subsidiary to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any legal or beneficial owner of 5% or more of any class of Capital Stock of the Company or with an Affiliate of any such owner (other than a Wholly Owned Subsidiary or an employee stock ownership plan for the benefit of the Company's or a Subsidiary's employees) unless (i) the terms of such business, transaction or series of transactions are
(a) set forth in writing and (b) as favorable to the Company or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third person and (ii) the Board of Directors has, by resolution, determined in good faith that such business or transaction or series of transactions meets the criteria set forth in (i)(b) above. This Section, however, will not prohibit (1) any dividend, distribution or other transaction permitted under Section 4.5 or
(2) customary compensation and employee benefit arrangements entered into with any officer or director of the Company or of any Subsidiary in their capacity as officer or director in the ordinary course of business and consistent with past practices.

                  Section 4.9 Change of Control.
                              -----------------

                           (a) Upon a Change of Control, each Holder shall have
the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.9(b).

                           (b) Within 30 days following any Change of Control,
the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                                     (1) that a Change of Control has occurred
         and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date);

                                     (2) the circumstances and relevant facts
         regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                                     (3) the repurchase date (which shall be no
         earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                                     (4) the instructions determined by the
         Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

                           (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate election form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee(3) or the Company receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                           (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                           (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  Section 4.10 Compliance Certificate. The Company shall deliver
                               ----------------------
to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

                                    ARTICLE V

                                Successor Company

                  Section 5.1 When Company May Merge or Transfer Assets. The
                              -----------------------------------------
Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person, unless:

                           (i) the resulting, surviving or transferee person (if not the Company) shall be a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and such person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                           (ii) immediately prior to and after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee person or any Subsidiary as a result of such transaction as having been issued by such person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                           (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee person would be able to issue at least $1.00 of Debt pursuant to Section 4.3(a); provided, however, that the Consolidated EBITDA Coverage Ratio of the resulting, surviving or transferee person for the Reference Period shall be calculated on a pro forma basis as if the transaction occurred at the beginning of the Reference Period;

                           (iv) immediately after giving effect to such transaction, the resulting, surviving or transferee person shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company prior to such transaction; and

                           (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  The resulting, surviving or transferee person shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

                  Notwithstanding the foregoing, this Section shall not restrict the merger of a Wholly Owned Subsidiary (other than a Nonrecourse Subsidiary) into the Company.

                                   ARTICLE VI

                              Defaults and Remedies

                  Section 6.1 Events of Default. An "Event of Default" occurs
                              -----------------
if:


                                     (1) the Company defaults in any payment of
         interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

                                     (2) the Company (i) defaults in the payment
         of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by
         Article 10 or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10;

                                     (3) the Company fails to comply with
         Section 4.7 (other than a failure described in (2) above), 4.9 (other than a failure described in (2) above) or 5.1 and such failure continues for 30 days after the notice specified below;

                                     (4) the Company fails to comply with any of
         its agreements in the Securities or this Indenture (other than those referred to in (1), (2) or (3) above) and such failure continues for 60 days after the notice specified below;

                                     (5) Debt of the Company or any Significant
         Subsidiary (other than Nonrecourse Debt of a Nonrecourse Subsidiary) is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such Debt unpaid or accelerated exceeds $10,000,000 or its foreign currency equivalent and such default continues for 10 days after the notice specified below;

                                     (6) the Company or any Significant
         Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                                     (a) commences a voluntary case;

                                     (b) consents to the entry of an order for
relief against it in an involuntary case;

                                     (c) consents to the appointment of a
Custodian of it or for any substantial part of its property; or

                                     (d) makes a general assignment for the
benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

                                     (7) a court of competent jurisdiction
         enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against the Company or any
Significant Subsidiary in an involuntary case;

                           (b) appoints a Custodian of the Company or any
Significant Subsidiary or for any substantial part of its property; or

                           (c) orders the winding up or liquidation of the
Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 30 days; or

                                     (8) any judgment or decree for the payment
         of money in excess of $10,000,000 is rendered against the Company or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of
         (B), such default continues for 10 days after the notice specified below.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (3), (4), (5) or (8)(B) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (3), (4), (5) or (8), its status and what action the Company is taking or proposes to take with respect thereto.

                  Section 6.2 Acceleration. If an Event of Default (other than
                              ------------
an Event of Default specified in Section 6.1(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(6) or (7) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  Section 6.3 Other Remedies. If an Event of Default occurs and
                              --------------
is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  Section 6.4 Waiver of Past Defaults. The Holders of a
                              -----------------------
majority in principal amount of the Securities by notice to the Trustee may waive an existing

Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  Section 6.5 Control by Majority. The Holders of a majority in
                              -------------------
principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  Section 6.6 Limitation on Suits. A Securityholder may not
                              -------------------
pursue any remedy with respect to this Indenture or the Securities unless:

                                     (1) the Holder gives to the Trustee written
         notice stating that an Event of Default is continuing;

                                     (2) the Holders of at least 25% in
         principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                                     (3) such Holder or Holders offer to the
         Trustee reasonable security or indemnity against any loss, liability or expense;

                                     (4) the Trustee does not comply with the
         request within 60 days after receipt of the request and the offer of security or indemnity; and

                                     (5) the Holders of a majority in principal
         amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  Section 6.7 Rights of Holders to Receive Payment.
                              ------------------------------------
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 6.8 Collection Suit by Trustee. If an Event of Default
                              --------------------------
in payment of interest or principal specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

                  Section 6.9 Trustee May File Proofs of Claim. The Trustee may
                              --------------------------------
file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                  Section 6.10 Priorities. If the Trustee collects any money or
                               ----------
property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.7;

                  SECOND: to holders of Senior Debt to the extent required by
        Article 10;

                  THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  FOURTH: to the Company.

                  The Trustee may fix a record date and payment date for any such payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

                  Section 6.11 Undertaking for Costs. In any suit for the
                               ---------------------
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

                  Section 6.12 Waiver of Stay or Extension Laws. The Company (to
                               --------------------------------
the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     Trustee

                  Section 7.1 Duties of Trustee.
                              -----------------


                           (a) If an Event of Default has occurred and is
continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                           (b) Except during the continuance of an Event of
Default:

                                     (1) the Trustee undertakes to perform such
         duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                                     (2) in the absence of bad faith on its
         part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                           (c) The Trustee may not be relieved from liability
for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                                     (1) this paragraph does not limit the
         effect of paragraph (b) of this Section;

                                     (2) the Trustee shall not be liable for any
         error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                                     (3) the Trustee shall not be liable with
         respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                           (d) Every provision of this Indenture that in any way
relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                           (e) The Trustee shall not be liable for interest on
any money received by it except as the Trustee may agree in writing with the Company.

                           (f) Money held in trust by the Trustee need not be
segregated from other funds except to the extent required by law.

                           (g) No provision of this Indenture shall require the
Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                           (h) Every provision of this Indenture relating to the
conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  Section 7.2 Rights of Trustee.
                               -----------------

                           (a) The Trustee may rely on any document believed by
it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.


                           (b) Before the Trustee acts or refrains from acting,
it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                           (c) The Trustee may act through agents and shall not
be responsible for the misconduct or negligence of any agent appointed with due care.

                           (d) The Trustee shall not be liable for any action it
takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                           (e) The Trustee may consult with counsel, and the
advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  Section 7.3 Individual Rights of Trustee. The Trustee in its
                              ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  Section 7.4 Trustee's Disclaimer. The Trustee shall not be
                              --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  Section 7.5 Notice of Defaults. If a Default occurs and is
                              ------------------
continuing and if it is known to a Trust Officer the Trustee, the Trustee shall mail to each Securityholder and to the Company notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Security (including payments pursuant to the redemption provisions of such Security), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  Section 7.6 Reports by Trustee to Holders. Within 60 days
                              -----------------------------
after May 1 beginning with the May 1 following the date of this Indenture, and for so long as the Securities remain outstanding, the Trustee shall mail to each Securityholder a brief report that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed by the Company with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  Section 7.7 Compensation and Indemnity. The Company shall pay
                              --------------------------
to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  Section 7.8 Replacement of Trustee. The Trustee may resign at
                              ----------------------
any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

                                     (1) the Trustee fails to comply with
         Section 7.10;

                                     (2) the Trustee is adjudged bankrupt or
         insolvent;

                                     (3) a receiver or other public officer
         takes charge of the Trustee or its property; or

                                     (4) the Trustee otherwise becomes incapable
         of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  Section 7.9 Successor Trustee by Merger. If the Trustee
                              ---------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  Section 7.10 Eligibility; Disqualification. The Trustee shall
                               -----------------------------
at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                  Section 7.11 Preferential Collection of Claims Against
                               -----------------------------------------
Company. The Trustee shall comply with TIAss.311(a), excluding any creditor
-------
relationship listed in TIAss.311(b). A Trustee who has resigned or been removed shall be subject to TIAss.311(a) to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                  Section 8.1 Discharge of Liability on Securities; Defeasance.
                              ------------------------------------------------

                           (a) When (i) the Company delivers to the Trustee all
outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.1(c) and 8.6, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                           (b) Subject to Sections 8.1(c), 8.2 and 8.6, the
Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 5.1 (iii) and 5.1(iv) and the
operation of Sections 6.1(3), 6.1(5), 6.1(6)

     (with respect to any Significant Subsidiary), 6.1(7) (with respect to any Significant Subsidiary) and 6.1(8) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(3), 6.1(5), 6.1(6) (with respect to any Significant Subsidiary), 6.1(7) (with respect to any Significant Subsidiary) or 6.1(8) or because of the failure of the Company to comply with Section 5.1(iii) or 5.1(iv).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                           (c) Notwithstanding clauses (a) and (b) above, the
Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.4, 8.5
and 8.6 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

                  Section 8.2 Conditions to Defeasance. The Company may exercise
                              ------------------------
its legal defeasance option or its covenant defeasance option only if:

                                     (1) the Company irrevocably deposits in
         trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

                                     (2) the Company delivers to the Trustee a
         certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts (but, in the case of the legal defeasance option only, not more than such amounts) as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                                     (3) 123 days pass after the deposit is made
         and during the 123-day period no Default specified in Section 6.1(6) or
         (7) with respect to the Company occurs which is continuing at the end of the period;

                                     (4) no Default has occurred and is
         continuing on the date of such deposit and after giving effect thereto;

                                     (5) the deposit does not constitute a
         default under any other agreement binding on the Company and is not prohibited by Article 10;

                                     (6) the Company delivers to the Trustee an
         Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                                     (7) in the case of the legal defeasance
         option, the Company shall have delivered to the Trustee an opinion of counsel of nationally recognized standing stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                                     (8) in the case of the covenant defeasance
         option, the Company shall have delivered to the Trustee an opinion of counsel of nationally recognized standing to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                                     (9) the Company delivers to the Trustee an
         Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  Section 8.3 Application of Trust Money. The Trustee shall hold
                              --------------------------
in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and Securities so held in trust are not subject to Article 10.

                  Section 8.4 Repayment to Company. The Trustee and the Paying
                              --------------------
Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  Section 8.5 Indemnity for Government Obligations. The Company
                              ------------------------------------
shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  Section 8.6 Reinstatement. If the Trustee or Paying Agent is
                              -------------
unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8.

                                   ARTICLE IX

                                   Amendments

                  Section 9.1 Without Consent of Holders. The Company and the
                              --------------------------
Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                                     (1) to cure any ambiguity, omission, defect
         or inconsistency;

                                     (2) to comply with Article 5;

                                     (3) to provide for uncertificated
         Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended;

                                     (4) to make any change in Article 10 that
         would limit or terminate the benefits available to any holder of Senior Debt (or Representatives therefor) under Article 10;

                                     (5) to add guarantees with respect to the
         Securities;

                                     (6) to add to the covenants of the Company
         for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                                     (7) to comply with any requirements of the
         SEC in connection with qualifying this Indenture under the Trust Indenture Act; or

                                     (8) to make any change that does not
         adversely affect the rights of any Securityholder.

                  An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Debt then outstanding or in effect unless the holders of such Senior Debt or their authorized Representative (required pursuant to the terms of such Senior Debt to give consent) consent to such change.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.


                  Section 9.2 With Consent of Holders. The Company and the
                              -----------------------
Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

                                     (1) reduce the amount of Securities whose
         Holders must consent to an amendment;

                                     (2) reduce the rate of or extend the time
         for payment of interest on any Security;

                                     (3) reduce the principal of or extend the
         Stated Maturity of any Security;

                                     (4) reduce the premium payable upon the
         redemption of any Security or change the time at which any Security may or shall be redeemed;

                                     (5) make any Security payable in money
         other than that stated in the Security;

                                     (6) impair the right of any Securityholder
         to receive payment of principal of and interest on or with respect to such Holder's Securities;

                                     (7) make any change in Article 10 that
         adversely affects the rights of any Securityholder under Article 10;

                                     (8) make any change in Section 6.4 or 6.7
         or the second sentence of this Section; or

                                     (9) make any change that adversely affects
         the requirement of the Company to purchase the Securities in accordance with the terms thereof and this Indenture.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Debt then outstanding or in effect unless the holders of such Senior Debt or their authorized Representative (required pursuant to the terms of such Senior Debt to give consent) consent to such change.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  Section 9.3 Compliance with Trust Indenture Act. Every
                              -----------------------------------
amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  Section 9.4 Revocation and Effect of Consents and Waivers. A
                              ---------------------------------------------
consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Securityholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  Section 9.5 Notation on or Exchange of Securities. If an
                              -------------------------------------
amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  Section 9.6 Trustee to Sign Amendments. The Trustee shall sign
                              --------------------------
any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  Section 9.7 Payment for Consent. Neither the Company, any
                              -------------------
Affiliate of the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE X

                                  Subordination

                  Section 10.1 Agreement to Subordinate. The Company agrees, and
                               ------------------------
each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10 (subject to the provisions of Section 8.1), to the prior payment in full of all Senior Debt and that the subordination is for the benefit of and enforceable by the holders of Senior Debt. The Securities shall in all respects rank pari passu with all other Senior Unsecured Debt of the Company and only indebtedness of the Company which is Senior Debt shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.14.

                  Section 10.2 Liquidation, Dissolution, Bankruptcy. Upon any
                               ------------------------------------
payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, insolvency, reorganization, receivership or similar proceeding relating to the Company or its property:

                                     (1) holders of Senior Debt shall be
         entitled to receive payment in full in cash or cash equivalents (including, without limitation, cash collateralization in accordance with the terms of such Senior Debt of any outstanding contingent obligations thereunder such as letters of credit) of the Senior Debt before Securityholders shall be entitled to receive any payment of principal of, or premium, if any, or interest on the Securities; and

                                     (2) until the Senior Debt is paid in full
         in cash or cash equivalents (including, without limitation, cash collateralization in accordance with the terms of such Senior Debt of any outstanding contingent obligations thereunder such as letters of credit), any distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of Senior Debt as their interests may appear, except that Securityholders may receive Reorganization Securities.

                  Section 10.3 Default on Senior Debt. The Company may not pay the principal of, premium, if any, or interest on, the Securities or make any deposit pursuant to Section 8.1 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Debt is not paid in full in cash or cash equivalents (including, without limitation, cash collateralization in accordance with the terms of such Senior Debt of any outstanding contingent obligations thereunder such as letters of credit) when due or (ii) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Debt has been paid in full in cash or cash equivalents (including, without limitation, cash collateralization in accordance with the terms of such Senior Debt of any outstanding contingent obligations thereunder such as letters of credit); provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of the Designated Senior Debt. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Payment Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Representative who gave such Payment Notice, (ii) because the default giving rise to such Payment Notice is no longer continuing or (iii) by repayment in full in cash or cash equivalents (including, without limitation, cash collateralization in accordance with the terms of such Senior Debt of any outstanding contingent obligations thereunder such as letters of credit) of such Designated Senior Debt). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Debt or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Securities after such Payment Blockage Period expires or is otherwise terminated. Not more than one Payment Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt during such period; provided, however, that if any Payment Notice within such 360-day period is given by the Representative of any Designated Senior Debt (other than the Bank Debt), the Representative of the Bank Debt may give another Payment Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period.

                  Section 10.4 Acceleration of Payment of Securities. If payment
                               -------------------------------------
of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Debt (or their Representatives) of the acceleration. If any Designated Senior Debt is outstanding, the Company may not pay the Securities until five days after such notice is received and, thereafter, may pay the Securities only if this Article 10 otherwise permits the payment at that time.

                  Section 10.5 When Distribution Must Be Paid Over. If a
                               -----------------------------------
distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them or their designees as their interests may appear.

                  Section 10.6 Payment Permitted If No Default. Subject to
                               -------------------------------
Sections 10.2 and 10.3, nothing contained in this Article 10 or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company at any time from making payments at any time of the principal or interest, if any, as the case may be, in respect of the Securities, or (b) the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal or interest, if any, as the case may be, in respect of the Securities or the retention of such payment by the Holders if, at the time of such application by the Trustee, it did not have notice that such payment would have been prohibited by the provisions of this Article 10.

                  Section 10.7 Subrogation. After all Senior Debt is paid in
                               -----------
full in cash or cash equivalents (including, without limitation, cash collateralization in accordance with the terms of such Senior Debt of any outstanding contingent obligations thereunder such as letters of credit) and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt (without any duty on the part of the holders of the Senior Debt to warrant, create, effectuate, preserve or protect such subrogation) to receive distributions applicable to Senior Debt. A distribution made under this Article 10 to holders of Senior Debt which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Debt.

                  Section 10.8 Relative Rights. This Article 10 defines the
                               ---------------
relative rights of Securityholders and holders of Senior Debt. Nothing in this Indenture shall:

                                     (1) impair, as between the Company and
         Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Securities in accordance with their terms;

                                     (2) impair, as among the Company, its
         creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal and interest, if any, as the case may be, in respect of the Securities as and when the same shall become due and payable in accordance with their terms;

                                     (3) affect the relative rights against the
         Company of the Holders of the Securities and creditors of the Company other than holders of Senior Debt; or

                                     (4) prevent the Trustee or any
         Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Securityholders.

                  Section 10.9 Subordination May Not Be Impaired by Company. No
                               --------------------------------------------
right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Securityholder or by its respective failure to comply with this Indenture.

                  Section 10.10 Rights of Trustee and Paying Agent.
                                ----------------------------------
Notwithstanding Section 10.3, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice that payments may not be made under this
Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice; provided, however, that, if an issue of Senior Debt has a Representative, only the Representative may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                  Section 10.11 Distribution or Notice to Representative.
                                ----------------------------------------
Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any).

                  Section 10.12 Article 10 Not to Prevent Events of Default or
                                ----------------------------------------------
Limit Right to Accelerate. The failure to make a payment pursuant to the
-------------------------
Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Subject to Section 10.4, nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

                  Section 10.13 Trustee Not Fiduciary for Holders of Senior
                                -------------------------------------------
Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders
----
of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article 10 or otherwise. The Trustee shall not be charged with knowledge of the existence of Senior Debt or of any facts that would prohibit any payment hereunder or that would permit the resumption of any such payment unless a Trust Officer of the Trustee shall have received notice to that effect at the address of the Trustee set forth in
Section 11.2. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Indenture and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

                  Section 10.14 Trust Monies Not Subordinated. Notwithstanding
                                -----------------------------
anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article 10, and neither the Trustee nor the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

                  Section 10.15 Trustee Entitled to Rely. Upon any payment or
                                ------------------------
distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Debt for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article 10, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

                  Section 10.16 Trustee to Effectuate Subordination. Each
                                -----------------------------------
Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  Section 10.17 Reliance by Holders of Senior Debt on
                                -------------------------------------
Subordination Provisions. Each Securityholder by accepting a Security
------------------------
acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold or fund, or to continue to hold or fund, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold and fund, or in continuing to hold and fund, such Senior Debt.

                                   ARTICLE XI

                                  Miscellaneous

                  Section 11.1 Trust Indenture Act Controls. If any provision of
                               ----------------------------
this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  Section 11.2 Notices. Any notice or communication shall be in
                               -------
writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company:

                           Hartmarx Corporation
                           101 North Wacker Drive
                           23rd Floor
                           Chicago, Illinois 60606
                           Attention: Corporate Secretary

                  if to the Trustee:

                           Bank One, Columbus, NA
                           1 Bank One Plaza
                           Mail Code IL1-0823
                           Chicago, Illinois  60670-0823
                           Attention: Global Corporate Trust
                                      Services / Mietka Collins

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Section 11.3 Communication by Holders with Other Holders.
                               -------------------------------------------
Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture and the Securities.

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     The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  Section 11.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                                     (1) an Officers' Certificate in form and
         substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                                     (2) an Opinion of Counsel in form and
         substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of law, an Officers' Certificate may be based upon an Opinion of Counsel.

                  Section 11.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                                     (1) a statement that the person making such
         certificate or opinion has read such covenant or condition;

                                     (2) a brief statement as to the nature and
         scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                                     (3) a statement that, in the opinion of
         such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                                     (4) a statement as to whether or not, in
         the opinion of such person, such covenant or condition has been complied with;

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provided, however, that with respect to matters of law, an Officers' Certificate may be based upon an Opinion of Counsel.

                  Section 11.6 When Securities Disregarded. In determining
                               ---------------------------
whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  Section 11.7 Rules by Trustee, Paying Agent and Registrar. The
                               --------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  Section 11.8 Legal Holidays. A "Legal Holiday" is a Saturday,
                               --------------
a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state in which the Trustee has its principal business office. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  Section 11.9 Governing Law. This Indenture and the Securities
                               -------------
shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  Section 11.10 No Recourse Against Others. A director, officer,
                                --------------------------
employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

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                  Section 11.11 Successors. All agreements of the Company in
                                ----------
this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Section 11.12 Multiple Originals. The parties may sign any
                                ------------------
number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  Section 11.13 Table of Contents; Headings. The table of
                                ---------------------------
contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                                    * * * * *

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                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                       HARTMARX CORPORATION


                                       By /s/ Glenn R. Morgan
                                          --------------------------------------
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer

Attest:


/s/ Taras R. Proczko
-----------------------------
Title: Secretary

                                       BANK ONE, COLUMBUS, NA


                                       By /s/ Mietka Collins
                                          --------------------------------------
                                          Title: Account Representative

Attest:


/s/ Renee Johnson
-----------------------------
Title: Account Executive

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                                                                       EXHIBIT A

                           [FORM OF FACE OF SECURITY]

No.                                                                $

                     12 1/2% Senior Unsecured Note due 2003


                  HARTMARX CORPORATION, a Delaware corporation, promises to pay to or registered assigns, the principal sum of Dollars on September 15, 2003.

                  Interest Payment Dates:  July 15, January 15 and at maturity.

                  Record Dates:  July 1 and January 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                        HARTMARX CORPORATION

                                        By
                                          --------------------------------------
                                                          President

                                          --------------------------------------
                                                 Assistant Secretary

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

BANK ONE, COLUMBUS, NA                                                    [SEAL]

as Trustee, certifies that this is
one of the Securities referred to
in the Indenture.

By
   --------------------------------
         Authorized Signatory



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                       [FORM OF REVERSE SIDE OF SECURITY]

                     12 1/2% Senior Unsecured Note due 2003


1.       Interest.

                  Hartmarx Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on July 15 and January 15 of each year and at maturity. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 16, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment.

                  The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the July 1 or January 1 next preceding the interest payment date even if Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. The Paying Agent may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar.

                  Initially, Bank One, Columbus, NA ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


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4.       Indenture.

                  The Company issued the Securities under an Indenture dated as of January 16, 2002 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $35,000,000 aggregate principal amount (subject to Section
2.7 of the Indenture). The Indenture imposes certain limitations on the issuance of Debt by the Company, the issuance of Debt and preferred stock by the Subsidiaries, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the sale or transfer of assets and Subsidiary stock, transactions with Affiliates, the merger or consolidation of the Company and the sale of all or substantially all the assets of the Company. In addition, the Indenture limits the ability of the Company and the Subsidiaries to restrict distributions and dividends from Subsidiaries.

5.       Optional Redemption.

                  The Company may redeem the Securities in whole at any time or in part from time to time at the redemption price of 100.00% of principal amount, plus accrued and unpaid interest (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.       Notice of Redemption.

                           Notice of redemption will be mailed at least 30 days
but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address.Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and

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          after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Change of Control Provisions.

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.       Subordination.

                  The Securities are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid in full in cash or cash equivalents (including, without limitation, cash collateralization in accordance with the terms of such Senior Debt of any outstanding contingent obligations thereunder such as letters of credit) before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange.

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners.

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

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

11.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment; Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to comply with the Act or to add additional covenants or surrender Company rights, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

14.      Defaults and Remedies.

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and

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

lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10,000,000 and continues for 10 days after the required notice to the Company;
(v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $10,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Company are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.      Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication.

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                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.      Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:
HARTMARX CORPORATION, 101 NORTH WACKER DRIVE, 23RD FLOOR, CHICAGO, ILLINOIS 60606, ATTENTION: CORPORATE SECRETARY.

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                                       77

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to



              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                       agent to transfer this Security
on the books of the Company.  The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date:__________________  Your Signature:________________________________


--------------------------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Security)



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